EXHIBIT 99.1

Gladstone Investment Corporation Reports Financial Results for the First Quarter Ended June 30, 2009

 * Net Investment Income was $2.4 million, or $0.11 per common share
 * Net Decrease in Net Assets Resulting from Operations was
   $9.2 million, or $0.42 per common share

MCLEAN, Va., Aug. 4, 2009 (GLOBE NEWSWIRE) -- Gladstone Investment Corp. (Nasdaq:GAIN) (the "Company") today announced earnings for the first quarter ended June 30, 2009. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for the quarter ended June 30, 2009 was $2.4 million, or $0.11 per common share, as compared to $3.1 million, or $0.15 per common share, for the quarter ended June 30, 2008, a decrease in Net Investment Income of 22.6% and a decrease of 26.7% per common share. The decrease in Net Investment Income was primarily driven by a reduction in the size of the Company's investment portfolio as a result of the sale of 29 of its 32 senior syndicated loans during the quarter ended June 30, 2009 offset by decreased interest expense based on lower outstanding borrowings from the prior year period. The per share results were also adversely impacted by the issuance of additional shares in a public offering during the three months ended June 30, 2008.

Net Decrease in Net Assets Resulting from Operations for the quarter ended June 30, 2009 was $9.2 million, or $0.42 per common share, as compared to a decrease of $4.5 million, or $0.22 per common share, for the quarter ended June 30, 2008, a decrease in Net Assets Resulting from Operations of $4.7 million, or $0.20 per common share. During the quarter ended June 30, 2009, the Company sold 29 senior syndicated loans for aggregate net proceeds of approximately $69.2 million in cash and recorded a corresponding realized loss of approximately $34.6 million. The realization of these losses also resulted in the reversal of $34.4 million of previously recorded unrealized depreciation related to the senior syndicated loans that were sold. The Company also experienced a devaluation in its Control and Affiliate investments, which depreciated by approximately $13.7 million in aggregate, primarily in the equity holdings of certain Control investments. The total net loss on investments for the quarter ended June 30, 2009, including all realized and unrealized gains and losses, was approximately $11.6 million, as compared to $7.5 million in the prior year quarter.

Although the aggregate investment portfolio has depreciated, the entire portfolio was fair valued at approximately 95.0% of cost as of June 30, 2009. The unrealized depreciation of the Company's investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company's income available for distribution.

Total assets were $315.8 million at June 30, 2009, as compared to $326.8 million at March 31, 2009. Net asset value was $9.19 per actual common share outstanding at June 30, 2009, as compared to $9.73 per actual common share outstanding at March 31, 2009.

The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 9.84% for the quarter ended June 30, 2009, as compared to 7.79% in the prior year quarter. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The increase in the weighted average yield for the current quarter results primarily from the Company's sale of lower interest-bearing senior syndicated loans. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the remaining loans held in the Company's portfolio as of June 30, 2009.

During the first quarter ended June 30, 2009, the Company recorded the following significant activity:

 * Sold 29 of its 32 senior syndicated loans for aggregate net proceeds of approximately $69.2 million in cash and recorded a corresponding realized loss of approximately $34.6 million;
 * Repaid in full the Company's previous credit facility with Deutcshe
   Bank, A.G. and entered into a new credit facility with Branch Bank and Trust Company and Key Equipment Finance, Inc. for a
   $50.0 million line of credit, which matures on April 14, 2010, with a one year amortization period;
 * Entered into the following portfolio company transactions:
   -- Refinanced a portion of its senior term loan to A. Stucki
      Holding Corp. by receiving approximately $2.0 million of
      principal repayments, representing the next three quarterly payments due under normal amortization on both their senior term
      A ($1.6 million) and senior term B ($412,000) loans;
   -- Received a repayment from Auto Safety House of approximately
      $1.1 million on their revolving line of credit, which reduced the outstanding balance to $500,000;
   -- Reduced the available credit limit on Mathey Investment, Inc.'s revolving line of credit from $2.0 million to $1.0 million in a non-cash transaction;
   -- Disbursed approximately $850,000 to Cavert II Holding Corp. on their revolving line of credit, the proceeds of which were used to make the next four quarterly payments due under normal
      amortization for both their senior term A and senior term B loans in a non-cash transaction.  Cavert subsequently repaid all outstanding principal and accrued interest on the revolving line of credit and the Company sold the investment to a third party for a nominal fee;
   -- Reduced the available credit limit on Chase II Holdings Corp.'s revolving line of credit from $4.5 million to $3.5 million in a non-cash transaction;
 * Purchased $83.0 million of short-term United States Treasury securities (the "Securities") from Jefferies & Company, Inc.
   ("Jefferies") with $18.0 million in funds drawn on the Company's credit facility and the proceeds from a $65.0 million short-term loan from Jefferies, with an effective annual interest rate of approximately 2.5%, that matured on July 2, 2009 (the "Short-Term
   Loan"); and
 * Paid monthly distributions of $0.04 per share for each of the months of April, May and June 2009.

At June 30, 2009, the Company held five Non-Control/Non-Affiliate investments, seven Control investments and five Affiliate investments, with an aggregate cost basis of approximately $239 million and an aggregate fair value of approximately $227 million summarized as follows:

                                                       June 30, 2009
                                                    ------------------
                                                      Cost   Fair Value
                                                    ------------------
                                                      (in thousands)
 Senior Term Debt                                   $121,609  $113,779
 Senior Subordinated Term Debt                        72,112    66,135
 Preferred & Common Equity Securities                 45,322    47,095
                                                    --------  --------
 Total Investments                                  $239,043  $227,009
                                                    ========  ========

"We will strive to maintain our portfolio mix of mezzanine and equity company investments and grow our overall investment portfolio, though we continue to worry about the economy which is reflected in our limited investment activity over the past three quarters. Our goal continues to be the maintenance and consistency of our distributions to stockholders," said Dave Dullum, President.

Subsequent to June 30, 2009, the Company:

 * Upon maturity of the Securities, repaid the Short-Term Loan in full, and repaid all but $1.0 million of the amount drawn on the credit facility, which was retained for working capital purposes;
 * Filed a registration statement with the Securities and Exchange
   Commission (the "SEC"), that if declared effective by the SEC, will permit the Company to issue, through one or more transactions, up to an aggregate of $300 million in securities, consisting of common stock, preferred stock, subscription rights, debt securities, and warrants to purchase common stock, or a combination of these securities;
 * Board of Directors approved the renewal of the Advisory Agreement and the Administration Agreement through August 31, 2010; and
 * Declared monthly cash distributions of $0.04 per common share for each of the months of July, August and September 2009.

The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q with the SEC today, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Wednesday, August 5, 2009 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available through September 5, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 328281. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through November 5, 2009.

Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and medium-sized private businesses in the U.S. in connection with buyouts and other recapitalizations. For more information please visit the Company's website at http://www.GladstoneInvestment.com.

The statements in this press release regarding the Company's ability to maintain the value of its investment portfolio, to maintain the portfolio mix of investments, to grow the overall investment portfolio, and to continue its current rate of distributions to stockholders are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the duration and potential future effects of the current economic downturn on the Company and its portfolio companies, the Company's ability to obtain the commitment of other lenders to join its credit facility, the Company's ability to maintain its status as a regulated investment company and the Company's ability to generate net investment income. Additional factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements also include those factors listed under the caption "Risk Factors" of the Company's Registration Statement on Form N-2 as filed with the SEC on July 21, 2009. The risk factors set forth in the Form N-2 under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                  GLADSTONE INVESTMENT CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
          (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                            (UNAUDITED)

                                                    June 30,  March 31,
                                                      2009      2009
                                                    --------  --------
 ASSETS
 Non-Control/Non-Affiliate investments (Cost
   6/30/09: $30,328; Cost 3/31/09: $134,836)        $ 26,961  $ 94,740
 Control investments (Cost 6/30/09: $144,908;
   Cost 3/31/09: $150,081)                           149,509   166,163
 Affiliate investments (Cost 6/30/09: $63,807;
   Cost 3/31/09: $64,028)                             50,539    53,027
                                                    --------  --------
 Total investments at fair value (Cost 6/30/09:
   $239,043; Cost 3/31/09: $348,945)                 227,009   313,930
 Cash and cash equivalents                            84,577     7,236
 Interest receivable                                     952     1,500
 Due from Custodian                                    1,416     2,706
 Deferred financing fees                               1,387     1,167
 Prepaid assets                                          237       172
 Other assets                                            212       132
                                                    --------  --------
 TOTAL ASSETS                                       $315,790  $326,843
                                                    ========  ========

 LIABILITIES
 Accounts payable and accrued expenses              $    350  $  1,283
 Fee due to Administrator                                173       179
 Fee due to Adviser                                      238       187
 Short term loan                                      65,000        --
 Borrowings under line of credit                      46,940   110,265
 Other liabilities                                       159       127
                                                    --------  --------
 TOTAL LIABILITIES                                   112,860   112,041
                                                    --------  --------
 NET ASSETS                                         $202,930  $214,802
                                                    ========  ========

 ANALYSIS OF NET ASSETS:
 Common stock, $0.001 par value, 100,000,000 shares
   authorized, 22,080,133 shares issued and
   outstanding at June 30, 2009 and March 31, 2009  $     22  $     22
 Capital in excess of par value                      264,697   257,361
 Net unrealized depreciation of
   investment portfolio                              (12,034)  (35,015)
 Net unrealized depreciation of derivative               (11)      (53)
 Accumulated net investment loss                     (49,744)   (7,513)
                                                    --------  --------
 TOTAL NET ASSETS                                   $202,930  $214,802
                                                    ========  ========
 NET ASSETS PER SHARE                               $   9.19  $   9.73
                                                    ========  ========

                  GLADSTONE INVESTMENT CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (UNAUDITED)

                                                 Three Months Ended
                                                       June 30,
                                              ------------------------
                                                  2009         2008
                                              -----------  -----------
 INVESTMENT INCOME
  Interest income
   Non-Control/Non-Affiliate investments      $     1,029  $     2,324
   Control investments                              2,777        2,569
   Affiliate investments                            1,278        1,111
   Cash and cash equivalents                           --           24
                                              -----------  -----------
   Total interest income                            5,084        6,028
  Other income                                         85           10
                                              -----------  -----------
    Total investment income                         5,169        6,038
                                              -----------  -----------

 EXPENSES
  Loan servicing fee                                1,068        1,254
  Base management fee                                 313          426
  Administration fee                                  173          235
  Interest expense                                    702        1,102
  Amortization of deferred finance costs              314          139
  Professional fees                                   201          131
  Stockholder related costs                            82          100
  Insurance expense                                    57           53
  Directors fees                                       51           47
  Other                                                64           74
                                              -----------  -----------
    Expenses before credit from Adviser             3,025        3,561
                                              -----------  -----------
  Credits to base management fee                     (301)        (574)
                                              -----------  -----------
    Total expenses net of credit to base
     management fee                                 2,724        2,987
                                              -----------  -----------
 NET INVESTMENT INCOME                              2,445        3,051
                                              -----------  -----------

 REALIZED AND UNREALIZED (LOSS) GAIN
  ON INVESTMENTS
  Realized loss on sale of Non-Control/
   Non-Affiliate investments                      (34,605)      (1,718)
  Realized loss on termination of derivative          (53)          --
  Net unrealized appreciation of Non-Control/
   Non-Affiliate investments                       36,728        4,465
  Net unrealized depreciation of Control
   investments                                    (11,481)      (4,867)
  Net unrealized depreciation of Affiliate
   investments                                     (2,266)      (5,415)
  Net unrealized appreciation of derivative            42           --
                                              -----------  -----------
    Net loss on investments                       (11,635)      (7,535)
                                              -----------  -----------

 NET DECREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                             $    (9,190) $    (4,484)
                                              ===========  ===========

 NET DECREASE IN NET ASSETS RESULTING FROM
  OPERATIONS PER COMMON SHARE:
   Basic and Diluted                          $     (0.42) $     (0.22)
                                              ===========  ===========

 SHARES OF COMMON STOCK OUTSTANDING:
      Basic and diluted weighted
       average shares                          22,080,133   19,943,346

                 GLADSTONE INVESTMENT CORPORATION
            CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
   (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
                            (UNAUDITED)

                                                 Three Months Ended
                                                       June 30,
                                              ------------------------
                                                  2009        2008
                                              -----------  -----------
 Per Share Data (1)
 ------------------
  Net asset value at beginning of period      $      9.73  $     12.47

  Income from investment operations:
   Net investment income (2)                         0.11         0.15
   Realized loss on sale of investments (2)         (1.57)       (0.08)
   Net unrealized appreciation (depreciation)
    of investments (2)                               1.04        (0.29)
                                              -----------  -----------
  Total from investment operations                  (0.42)       (0.22)
                                              -----------  -----------

  Distributions from:
   Net investment income                            (0.12)       (0.24)
                                              -----------  -----------
  Total distributions (3)                           (0.12)       (0.24)

  Effect of shelf offering:
   Shelf registration offering costs                   --        (0.03)
   Effect on distribution of stock rights
    offering after record date (4)                     --        (1.21)
                                              -----------  -----------
  Total effect of shelf offering                       --        (1.24)
                                              -----------  -----------

  Net asset value at end of period            $      9.19  $     10.77
                                              ===========  ===========

  Per share market value at beginning
   of period                                  $      3.82  $      9.41
  Per share market value at end of period            4.83         6.43
  Total Return (5)                                  35.24%      -29.57%
  Shares outstanding at end of period          22,080,133   22,080,133

  Statement of Assets and Liabilities Data:
  -----------------------------------------
  Net assets at end of period                 $   202,930  $   237,756
  Average net assets (6)                          210,188      242,655

  Senior Securities Data:
  -----------------------
  Borrowings under line of credit             $    46,940  $   129,285
  Asset coverage ratio (7)                            532%         284%
  Asset coverage per unit (8)                 $     5,323  $     2,840

  Ratios/Supplemental Data:
  -------------------------
  Ratio of expenses to average net assets
   (9) (10)                                          5.76%        5.87%
  Ratio of net expenses to average net
   assets (9) (11)                                   5.18%        4.93%
  Ratio of net investment income to average
   net assets (9)                                    4.65%        5.03%

 (1)  Based on actual shares outstanding at the end of the
      corresponding period.
 (2)  Based on weighted average basic per share data.
 (3)  Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
 (4)  The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a
      distribution.
 (5)  Total return equals the change in the market value of the
      Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.
 (6)  Calculated using the average of the balance of net assets at the end of each month of the reporting period.
 (7)  As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
 (8)  Asset coverage per unit is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.
      Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
 (9)  Amounts are annualized.
 (10) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
 (11) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT: Gladstone Investment Corporation
         Kerry Finnegan
         703-287-5893